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                      DIVERSIFIED CORPORATE RESOURCES, INC.

                                BYLAW AMENDMENTS

                             adopted  June 10, 1998


     1. AMENDMENT TO BYLAWS TO REQUIRE ADVANCE WRITTEN NOTICE OF NOMINATIONS OF DIRECTORS.

          New Section 14 is added to Article II of the Bylaws:

          Section 14.  SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES.

          (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

          (2) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation that are beneficially owned by



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     such shareholder and also that are owned of record by such shareholder;
     and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation that are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee.

          (3) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

     2. AMENDMENT TO BYLAWS TO REQUIRE ADVANCE WRITTEN NOTICE OF MATTERS TO BE BROUGHT BEFORE THE SHAREHOLDERS.

          New Section 15 is added to Article II of the Bylaws:

          Section 15.  NOTICE OF SHAREHOLDER BUSINESS.

          (1) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

          (2) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph 1 of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to



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     the secretary shall set forth as to each matter the shareholder proposes to being before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and
     (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business

          (3) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

     3.   AMENDMENT TO BYLAWS RELATING TO THE CONDUCT OF SHAREHOLDER MEETING.

          New Section 16 is added to Article II of the Bylaws:

          Section 16. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the



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     chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     4.   AMENDMENT TO BYLAWS RELATING TO THE REMOVAL OF DIRECTOR.

          Section 2 of Article II of the Bylaws is amended by removing the last two sentences of the first paragraph of Section 2 and replacing it with the following language:

          A director may be removed only for cause and only by the affirmative vote of not less than two-thirds of the voting power represented by all issued and outstanding shares entitled to vote at a meeting duly called for such purpose, present in person or represented by proxy at such meeting.



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